Exhibit 99.1

Important News From

ALTAIR NANOTECHNOLOGIES EXPANDS BATTERY
INITIATIVE FOR RAPID IMPLEMENTION
OF LITHIUM ION BATTERY ELECTRODE TECHNOLOGY

Reno, NV - September 28, 2005 - Altair Nanotechnologies Inc. (NASDAQ: ALTI), today announced that it has expanded its research, product development, manufacturing and marketing groups with the addition of eleven highly qualified advanced battery scientists, engineers, manufacturing and marketing specialists. These battery experts and specialists, mainly comprised of former Delphi and GM employees, have worked for over a decade building expertise in the development and manufacture of advanced lithium battery technologies for automotive applications, including hybrid electric vehicles (HEV), and other consumer, industrial and military applications.

The mission of the expanded Altairnano battery team is to accelerate the development of Altairnano’s proprietary next generation nano-structured battery electrode materials and provide new capabilities to manufacture in-house prototype lithium ion cells, batteries and battery packs and increase Altairnano’s product application testing capabilities. The additional electrode materials research and development personnel will be located in Altairnano’s corporate offices, laboratories and manufacturing facility in Reno, Nevada, augmenting Altairnano’s present R&D and manufacturing teams. New personnel for development, testing and manufacturing of prototype lithium ion cells, batteries and battery packs incorporating Altairnano’s nano-structured electrode materials for application development will move to a new facility located in central Indiana. Business development, marketing and sales personnel will also be located in the Indiana facility, which is in close proximity to target markets and key suppliers.

“We are confident that the addition of this unique battery expertise and skills will strengthen Altairnano’s battery initiative and increase our capability to demonstrate nano-structured electrode materials performance in cells, batteries and battery pack products which will be produced in our in-house manufacturing facility,” commented Altairnano CEO and President Alan J. Gotcher, Ph.D. said, “Our patented technology, combined with the additional battery expertise, is expected to accelerate our efforts to bring to the marketplace our electrode materials in innovative lithium ion powered batteries that exhibit rapid charge and discharge, longer life and a safe, environmentally clean (green) alternative energy source capable of replacing battery systems that are environmentally unfriendly and incapable of producing the high charge and discharge rates required to meet many demands for “green” batteries.

Why Altairnano’s Materials Are “Green”, Safe and Produce Higher Charge/Discharge Rates
Altairnano’s environmentally friendly nano titanate spinel electrode materials are expected to be combined with other “green” materials that utilize manganese or iron phosphate. These materials are a departure from today’s industrial batteries that contain lead, acid, cobalt, cadmium, nickel and other hazardous materials used in rechargeable batteries currently available in Altairnano’s target markets. Additionally, in contrast with graphite electrodes currently used in lithium ion batteries, the nano titanium-based anode are expected to safely operate in the thermodynamically stable voltage window of available existing electrolytes. The ionic transport capacity through the nano-structured materials provides high charge and discharge rates resulting in high power ratings when needed.

ALTAIR NANOTECHNOLOGIES EXPANDS BATTERY INITIATIVE FOR RAPID
IMPLEMENTION OF LITHIUM ION BATTERY ELECTRODE TECHNOLOGY

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is a leading supplier and innovator of advanced ceramic nanomaterial technology. Based in Reno, Nevada, Altairnano has assembled a unique team of materials scientists who, coupled in collaborative ventures with industry partners and leading academic centers, have pioneered an array of intellectual property and products.

Altairnano’s robust proprietary technology platforms produce a variety of crystalline and non-crystalline nanomaterials of unique structure, performance, quality and cost. The company has scalable manufacturing capability to meet emerging nanomaterials demands.
Altairnano‘s two divisions, Life Sciences and Performance Materials, are focused on applications where its nanotechnology may enable new high growth markets. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials and other medical markets. The Performance Materials Division is focused on market applications in advanced materials for paints and coatings; air and water treatment and alternative energy including new lithium ion battery electrode materials. For additional information on Altairnano and its nanomaterials, visit www.altairnano.com

For Additional Information:
Investor and Financial Relations:	Robert Pedraza
Marty Tullio or Mark Tullio	VP Strategy & Business Development
McCloud Communications, LLC	Altair Nanotechnologies, Inc.
949.553.9748	775.856.2500
marty@mccloudcommunications.com	rpedraza@altairnano.com
mark@mccloudcommunications.com

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that, in subsequent laboratory and real-world testing, Altairnano’s nano titanate spinel electrode materials will not exhibit anticipated characteristics; that, as Altairnano is developing its materials, competitors will develop comparable or superior materials; that markets for a rapidly charging and discharging battery will contract or not develop as expected; that, as finally designed, Altairnano’s prototype batteries will be not be certifiable as “green” or will not exhibit anticipate safety qualities. Altairnano’s nano titanate spinel electrode materials are in the development stage and Altairnano can provide no assurance that development will proceed as projected or that its material will receive broad market acceptance. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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